Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

New Issue Marketing Materials

$ 455,705,000 (Approximate)

HomeBanc Mortgage Trust 2006-2
Issuing Entity

HMB Acceptance Corp.
Depositor

HomeBanc Corp.
Sponsor

Wells Fargo Bank, N.A.
Master Servicer

HomeBanc Corp.
Servicer

Bear, Stearns & Co. Inc.
Lead Underwriter

KeyBanc Capital Markets
Co-Manager

All Statistical Information based upon Information as of November 1, 2006.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement..

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary; the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

$ 455,705,000
HomeBanc Mortgage Trust 2006-2
Notes are priced to the Optional Clean-Up Call of 20%

Class	Note Size (1)	Expected Ratings	CE Levels (1)	Note Interest Rate	Window (mos) (4)	WAL (yrs) (4)	Note Type
Offered Notes
A-1	$381,687,000	AAA/Aaa	17.75% (2)	LIBOR (3)	1-68	2.67	Super Senior Floater
A-2	$46,406,000	AAA/Aaa	7.75% (2)	LIBOR (3)	1-68	2.67	Senior Support Floater
M-1	$13,458,000	AA/Aa2	4.85% (2)	LIBOR (3)	37-68	4.60	Mezzanine Floater
M-2	$8,817,000	A/A2	2.95% (2)	LIBOR (3)	37-68	4.59	Mezzanine Floater
B-1	$5,337,000	BBB/Baa2	1.80% (2)	LIBOR (3)	37-68	4.59	Subordinate Floater

Not Offered Hereby
Equity Certificate (5)	Notional	NR	Information Not Provided Herein	Equity Certificate

➢	Prepayment Pricing Speed is 25% CPR.
➢	Notes are subject to a variance of +/- 10%. In the case of the Mezzanine and Subordinate Notes, the Note sizes are subject to any variance required to maintain the ratings as described above.
➢	The Notes will settle flat and accrue interest on an actual/360 basis.
➢	See Exhibit II for the expected Available Funds Cap Schedule.
➢	See Exhibit III for yield tables run to the 20% Call and Maturity.

(1)
The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization (“OC”) and excess spread. It is anticipated that the sizes of the subordinated notes will change upon confirmation from the rating agencies. These classes are not being marketed at this time.

(2)
Credit enhancement for the Notes will be provided by a combination of subordination provided to the Class A-1 and Class A-2 Notes (collectively, the “Class A Notes”) by the Class M-1, Class M-2 (collectively, the “Class M Notes”) and Class B-1 Notes (alternatively, the “Class B Notes”), OC, excess spread, and related payments received from the Cap Provider, all as more fully described herein. The Class A-2 Notes will provide additional credit enhancement to the Class A-1 Notes. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 1.50 % as of the Cut-Off Date with an Overcollateralization Target of 1.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

(3)
The Note Interest Rate for the Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 Notes will be the least of (a) a floating rate based on One-Month LIBOR plus [0.180]%, [0.230]%, [0.330]%, [0.480]% and [1.200]% respectively, (b) 11.500% per annum and (c) the Available Funds Rate. The Available Funds Rate will equal the product of (i) the quotient of (a) 360 divided by (b) the actual number of days in the accrual period, multiplied by (ii) the quotient of (a) the total interest received or advanced on the mortgage loans for the related collection period divided by (b) the aggregate principal balance of the mortgage loans as of the first day of the related collection period. On the first Payment Date after the first possible Optional Clean-Up Call Date, the margin for the Class A Notes will increase to 2 times the original margin, and the margin for the Class M-1, Class M-2 and Class B-1 Notes will increase to 1.5 times the original margin.

(4)	The WAL and Payment Windows are shown to the 20% Optional Termination and to Maturity at the Pricing Prepayment Speed of 25% CPR.

(5)
The Equity Certificate will be entitled to receive on each payment date any remaining cashflow from mortgage loan collections after all principal and interest on the Notes and other expenses of the tryst for such Payment Date have been made.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Description of the Collateral:
The mortgage loans are first lien (93.09%) and second lien (6.91%) adjustable-rate mortgage loans secured by one- to four-family residential properties and individual condominium units. Approximately 99.98% of the mortgage loans have an initial fixed-rate period of six months, three years, five years, seven years or ten years while 0.02% of the deal are One-Month LIBOR ARMs. After the initial fixed rate period for these mortgage loans, the interest rate on each mortgage loan will adjust semi-annually based on Six-Month LIBOR plus a margin, annually base on One-Year LIBOR plus a margin or monthly based on One-Month LIBOR plus a margin.
➢	All of the mortgage loans are interest-only for the first 10 years after origination and then fully amortize over the remaining term.
➢	None of the mortgage loans have penalties for full or partial prepayments.
➢	First Lien Hybrid ARMs have an original term of 360 months, 1-Month and 6-Month ARMs have an original term of 300 months, and all Second Liens have an original term of 240 months.
➢
Approximately 60.18% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

➢	6.91% of the mortgage loans are second liens which includes 0.79% of the mortgage loans that are second liens behind a first lien that is also included in this pool.
➢	The two states with the largest concentration are Florida (52.05%) and Georgia (38.39%).
➢	None of the mortgage loans were originated between October 1, 2002 and March 7, 2003.
➢	The non-zero weighted average FICO score is 730.
➢	The weighted average LTV for the first lien mortgage loans at origination is 82.36%.
➢	The weighted average CLTV for the all mortgage loans, including second liens and first liens with known seconds, at the time of origination is 87.33%.
➢	The weighted average CLTV for only the second lien mortgage loans at the time of origination is 96.50%.
➢	0.36% of the first lien mortgage loans have LTVs greater than 80% and no mortgage insurance.
➢	Approximately 60.22% of the mortgage loans have conforming balances based upon the loan size limits as set by Fannie Mae and Freddie Mac.

Loan Description	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Periodic Cap	Max Rate	Mos to Roll	Rem IO Term
1Mo LIBOR Interest Only	0.02%	7.875%	7.500%	225	1.875%	1.500%	0.000%	12.875%	1	45
6Mo LIBOR Interest Only	0.41%	6.764%	6.389%	293	2.250%	1.875%	0.000%	12.167%	4	113
3/1 LIBOR Interest Only	2.33%	6.085%	5.835%	357	2.250%	2.000%	2.000%	12.085%	33	117
3/6L IBOR Interest Only	1.12%	6.493%	6.243%	353	2.250%	2.000%	0.000%	13.065%	29	113
5/1 LIBOR Interest Only	16.53%	6.338%	5.975%	357	2.296%	1.923%	2.000%	12.338%	57	117
5/6 LIBOR Interest Only	18.94%	6.358%	5.849%	350	2.250%	1.738%	2.000%	12.902%	50	110
7/1 LIBOR Interest Only	22.58%	6.416%	6.046%	356	2.250%	1.880%	2.000%	12.416%	80	116
7/6 LIBOR Interest Only	22.42%	6.352%	5.887%	350	2.250%	1.773%	0.000%	12.897%	74	110
10/1 LIBOR Interest Only	6.79%	6.336%	6.039%	356	2.250%	1.953%	2.000%	12.336%	116	116
10/6 LIBOR Interest Only	1.94%	5.907%	5.657%	350	2.250%	2.000%	0.000%	12.694%	110	110
2nd Lien 5/6 LIBOR Interest Only	6.89%	8.787%	8.287%	239	3.656%	3.151%	0.000%	16.000%	59	119
2nd Lien 6Mo LIBOR Interest Only	0.02%	8.625%	8.125%	240	3.250%	2.750%	0.000%	16.000%	6	120
TOTAL	100.00%	6.521%	6.107%	345	2.355%	1.935%	2.000%	12.849%	69	114

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Summary of Terms:

Depositor:	HMB Acceptance Corp.

Mortgage Loan Seller and Servicer:	HomeBanc Corp.

Sub Servicer:	HomeBanc Mortgage Corporation.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Originator:	HomeBanc Mortgage Corporation.

Lead Underwriter:	Bear, Stearns & Co. Inc.

Co-Manager:	KeyBanc Capital Markets.

Custodian:	U.S. Bank National Association.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust Company.

Cap Provider:	An entity rated AAA/Aaa by S&P and Moody’s (which may include an affiliate of the Depositor and/or Underwriter.

Rating Agencies:	Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Cut-off Date:	November 1, 2006.

Settlement Date:	November 30, 2006.

Payment Date:	25th day of each month (or the next business day), commencing in December 2006.

Optional Clean-Up Call:
The holder of the Equity Certificate may purchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. It is anticipated that HomeBanc Corp. will retain the Equity Certificate.

Registration:	The Offered Notes will be available in book-entry form through DTC.

Denominations:	The Offered Notes are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Legal Structure:	Owner Trust.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Tax Status:
The Notes, other than those Notes retained by the Seller, are expected to be treated as debt instruments for federal income tax purposes.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as a 100% ownership interest in the Equity Certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” The seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate until the time specified below in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. The seller will further represent that it will own a 100% ownership interest in the Equity Certificate directly or indirectly through the depositor, its “qualified REIT subsidiary,” until the time specified below. Moreover, the trust agreement will set forth restrictions on the transferability of the Equity Certificate to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.”

Investors should note that the seller expects to discontinue operating as a “real estate investment trust” in 2007 and that prior to such change in status, in order to prevent federal income taxation of the trust and in compliance with the above mentioned transfer restrictions, the seller will undertake to ensure that 100% ownership interest in the Equity Certificate will continue to be held by a REIT or a qualified REIT subsidiary.

ERISA Considerations:
The Offered Notes are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Notes to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I Advances:
The Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Notes and are not intended to guarantee or insure against losses. If the Servicer fails to make delinquency advances, the Master Servicer will be obligated to make such advances.

Net Mortgage Rate:
On any mortgage loan, the then applicable mortgage rate thereon minus the applicable servicing fee rate, which includes any applicable LPMI fee. All ongoing compensation for the Owner Trustee, Indenture Trustee and Custodian will be paid by the Master Servicer from float income generated by cash collections held by the Master Servicer from the Determination Date through the Payment Date.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Note Interest Rate:	For any class of Notes, a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable margin, (ii) 11.500% and (iii) the Available Funds Rate.

Credit Enhancement:	•	Subordination: Initially, [17.75]% for the Class A-1 Notes, [7.75]% for the Class A-2 Notes, [4.85]% for the Class M-1 Notes, [2.95]% for the Class M-2 Notes and [1.80]% for the Class B-1 Notes.

	•	Overcollateralization (“OC”):

		Initial (% Orig.)	[1.80]%
		OC Target (% Orig.)	[1.80]%
		Stepdown (% Current)	[3.60]%
		OC Floor (% Orig.)	0.50%

•
Excess spread, which will initially be equal to approximately [58] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses and to build and maintain the OC Target on each Payment Date on or after the Payment Date in December 2006.

	•	Any remaining Cap Payments after payment of 1 through 4 under “Cap Payments” below.

Interest Funds:
With respect to any Payment Date, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related collection period, (2) all compensating interest payments paid with respect to the mortgage loans that prepaid during the related prepayment period and (3) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian, the Owner Trustee and any LPMI insurer.

Principal Funds:
With respect to any Payment Date, the sum of (1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related due date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the mortgage loan purchase agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Mortgage Loan Seller, Servicer or the holder or the Equity Certificate, liquidation proceeds and insurance proceeds; net of any fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian, the Owner Trustee, any LPMI insurer (to the extent not reimbursed from Interest Funds.

Accrued Note Interest:
For any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date minus any Deferred Interest for such class.

The “Accrual Period” for all of the Notes will be the period from and including the preceding Payment Date (or from the Settlement Date with respect to the first Payment Date) to and including the day prior to the current Payment Date. The trustee will calculate interest on the Notes on an actual/360 basis. The Notes will settle flat on the Closing Date.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Available Funds Rate:
With respect to any Payment Date and the Notes, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the accrual period and (2) (a) Interest Funds for such Payment Date divided by (b) the aggregate principal balance of the mortgage loans as of the first day of the related collection period.

Basis Risk Carryforward Amount:
For any Payment Date, the sum of (i) if the Note Interest Rate for a Class of Notes is calculated based on the Available Funds Rate, the excess, if any, of (a) the amount of Accrued Note Interest calculated using the lesser of (x) One-month LIBOR plus the related margin and (y) 11.500% over (b) the amount of Accrued Note Interest calculated using a Note Interest Rate equal to the related Available Funds Rate for such Payment Date and (ii) the Basis Risk Carryforward Amount for all previous Payment Dates not previously paid plus interest thereon at the related Note Interest Rate.

Extra Principal Payment Amount:	With respect to any Payment Date, the lesser of (x) the Monthly Excess Interest for such Payment Date and (y) the Overcollateralization Deficiency Amount for such Payment Date.

Net Monthly Excess Cashflow:
With respect to any Payment Date, (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Payment Amount remaining after application under “Priority of Payments—Principal Payment” below minus (b) the Extra Principal Payment Amount.

Monthly Excess Interest:	With respect to any Payment Date, the amount of the Interest Funds remaining after application under “Priority of Payments-Interest Payments” below.

Principal Payment Amount:
With respect to any Payment Date, (a) the sum of (1) the Principal Funds for such Payment Date and (2) the Extra Principal Payment Amount for such Payment Date minus (b) the Overcollateralization Release Amount.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Priority of Payments:	On each Payment Date, payments on the Notes, to the extent of available funds, will be made according to the following priority:
Interest Payments:
On each Payment Date, Interest Funds will be paid in the following order of priority:
	1)	To the holders of the Class A Notes, on a pro rata basis, the Accrued Note Interest for each such class; and
	2)	To the holders of the Class M-1, Class M-2 and Class B-1 Notes, sequentially, the Accrued Note Interest for each such class.
Principal Payments:
Prior to the Stepdown Date or on which a Trigger Event is in effect:
	1)	To the holders of the Class A-1 Notes and Class A-2 Notes, on a pro rata basis, from the Principal Payment Amount until the Note Principal Balance of each such class has been reduced to zero;
	2)	To the holders of the Class M-1, Class M-2 and Class B-1 Notes, sequentially, from remaining Principal Payment Amount, until the Note Principal Balance of such class has been reduced to zero; and
	3)	Any remainder as part of Net Monthly Excess Cashflow as described below.
On or after the Stepdown Date on which a Trigger Event is not in effect:
	1)	The Class A Principal Payment Amount to the holders of the Class A-1 Notes and Class A-2 Notes, pro rata, until the Note Principal Balance of each such class has been reduced to zero;
	2)	To the holders of the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Note Principal Balance of such class has been reduced to zero;
	3)	To the holders of the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Note Principal Balance of such class has been reduced to zero; and
	4)	To the holders of the Class B-1 Notes, the Class B-1 Principal Payment Amount until the Note Principal Balance of such class has been reduced to zero;
	5)	Any remainder as part of Net Monthly Excess Cashflow as described below.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Net Monthly Excess Cashflow
Payments:	With respect to any Payment Date, “Net Monthly Excess Cashflow” for such Payment Date shall be distributed as follows :
(i)
to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Extra Principal Payment Amount, distributable as part of the Principal Payment Amount;

(ii)
first to the holders of the Class A Notes, pro rata, and second to the holders of the Class M-1, Class M-2 and Class B-1 Notes, sequentially, in that order, in an amount equal to the Deferred Interest for such Notes;

	(iii)	to the holders of the Class A Notes, pro rata, any Basis Risk Carryover Amounts for such classes;
	(iv)	to the holders of the Class M Notes and Class B Notes, sequentially, any Basis Risk Carryover Amounts for such classes;
	(v)	to the holder of the Equity Certificate as provided in the Indenture and the Trust Agreement

Overcollateralization Deficiency Amount:	For any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Payment Date.

Overcollateralization Target Amount:
With respect to any payment date (a) prior to the Stepdown Date, approximately 1.80% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 1.80% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) 3.60% of the then current aggregate Stated Principal Balance of the mortgage loans as of that Payment Date and (ii) the Overcollateralization Floor, which is approximately $2,320,287 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.

Overcollateralization Release Amount:
With respect to any Payment Date is the lesser of (x) the sum of the Principal Funds for such Payment Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Payment Date (assuming that 100% of the Principal Payment Amount is applied as a principal payment on such Payment Date) over (ii) the Overcollateralization Target Amount for such Payment Date (with the amount pursuant to this clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Payment Date).

Overcollateralization Amount:	For any Payment Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans exceeds (ii) the aggregate Note Principal Balance of the Notes.

Realized Losses:
With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the net liquidation proceeds with respect to such mortgage loan and the related mortgaged property.

Deferred Interest:
For any class of notes and any payment date, (a) the amount of interest accrued on the Principal Deficiency Amount for such class of notes (b) any amounts due pursuant to clause (a) for such class for prior payment dates that remain unpaid and (c) interest accrued during the related accrual period on the amount described in clause (b) at the applicable Note Interest Rate.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Principal Deficiency Amount:
To the extent that the aggregate Note Principal Balance of the notes exceeds the aggregate stated principal balance of the mortgage loans, a “Principal Deficiency Amount” is created for each class of notes (not to exceed the class principal balance of each such class of notes) in inverse order of seniority. For purposes of allocating a Principal Deficiency Amount the Class A-1 Notes are senior to the Class A-2 Notes.

Stepdown Date:
The later to occur of (x) the Payment Date occurring in December 2009 and (y) the first Payment Date on which the Credit Enhancement Percentage for the Class A Notes (calculated for this purpose only after taking into account payments of principal on the related mortgage loans, but prior to any payment of the Principal Payment Amounts to the holders of the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to approximately 15.50%.

Trigger Event:
A “Trigger Event,” with respect to each Payment Date on or after the Stepdown Date, exists (i) if the three-month rolling average of the percent equal to the aggregate Stated Principal Balance of the related mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the aggregate Stated Principal Balance of the related mortgage loans as of the last day of the related due period, equals or exceeds [xx]% of the aggregate Note Principal Balance of the Class M Notes and Class B Notes plus the Overcollateralization Amount or (ii) if the Cumulative Loss Test has been violated.

Cumulative Loss Test:
The Cumulative Loss Test is violated on any Payment Date if the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Payment Date.

	Payment Date:	Percentage

	December 2009 through November 2010:	[x.xx]

	December 2010 through November 2011:	[x.xx]

	December 2011 through November 2012:	[x.xx]

	December 2012 and thereafter:	[x.xx]

Cap Payments:	Funds payment under the Yield Maintenance Agreement Funds payable to the trust will be distributed on each Payment Date in the following order of priority:

	1.	to the holders of the related class of Notes, the payment of any Basis Risk Shortfall Carryforward Amount for such payment date, to the extent not covered by Excess Cashflow for such payment date;

2.
from any remaining amounts, to the holders of the related class of Notes, the payment of any Accrued Note Interest for such class to the extent not covered by Interest Funds or Excess Cashflow on such payment date;

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

3.
from any excess amounts available from the Yield Maintenance Agreement relating to the Class A Notes, to the Class M-1, the Class M-2 and the Class B-1 Notes, sequentially, in that order, to the extent not paid pursuant to clauses 1) or 2) above; and

4.	from any remaining amounts, first to the Class A Notes, pro rata, and second to the Class M-1, Class M-2 and Class B-1 Notes, in that order, in an amount equal to the Deferred Interest for such Notes.

Class A Principal Payment Amount:
For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Payment Amount for such Payment Date and (B) an amount equal to the excess of (x) the aggregate Note Principal Balance of the Class A-1 Notes and Class A-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [88.10]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class M-1 Principal Payment Amount:
For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount and (2) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [93.90]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class M-2 Principal Payment Amount:
For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount and the Class M-1 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Note Principal Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date) and (3) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [97.70]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class B-1 Principal Payment Amount:
For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount and the Class M-2 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Note Principal Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Note Principal Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount for such Payment Date) and (4) the Note Principal Balance of the Class B-1 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [100.00]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Yield Maintenance Agreement:
The issuer will benefit from a series of interest rate cap payments from the Yield Maintenance Provider pursuant to yield maintenance agreements purchased with respect to the hybrid ARM mortgage loans. The Yield Maintenance Agreements are intended to partially mitigate the interest rate risk that could result from the difference between the Formula Rate on the Notes and the Available Funds Rate (the “Yield Maintenance Agreements”). If the mortgage loans do not prepay according to the assumptions used to run the schedule in Exhibit I, there may be insufficient funds from the cap payments to cover the entire difference between the Formula Rate on the Notes and Available Funds Rate.

On each Payment Date, payments under each Yield Maintenance Agreement will be an amount equal to the product of (i) the excess of One-Month LIBOR for such Payment Date over the strike rate, (ii) the lesser of (a) the Note Principal Balance of the respective class for such Payment Date and (b) the notional balance based on certain prepayment speeds for such class on such Payment Date as set forth below, and (iii) the actual number of days in the corresponding accrual period divided by 360. It is anticipated that the Yield Maintenance Agreements will include the following terms in the below table.

See Exhibit I for a schedule of Note Notional Amount by month.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.hmbtstaticpool.com/. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the notes offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely to not be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Exhibit I
Yield Maintenance Notional Balance and Strike Rate Schedule
Assumptions:
- run to 18% CPR

Distribution Date	Class A Notional	Class A Strike	Class M-1 Notional	Class M-1 Strike	Class M-2 Notional	Class M-2 Strike	Class B-1 Notional	Class B-1 Strike
25-Dec-06	420,481,122	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Jan-07	412,994,682	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Feb-07	405,631,032	6.34	13,458,000	6.21	8,817,000	6.07	5,337,000	5.35
25-Mar-07	398,388,158	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Apr-07	391,264,078	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-May-07	384,256,844	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Jun-07	377,364,540	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Jul-07	370,585,280	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Aug-07	363,917,212	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Sep-07	357,358,510	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Oct-07	350,907,381	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Nov-07	344,562,061	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Dec-07	338,320,814	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Jan-08	332,181,934	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Feb-08	326,143,740	6.11	13,458,000	5.98	8,817,000	5.84	5,337,000	5.12
25-Mar-08	320,204,583	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Apr-08	314,362,838	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-May-08	308,616,906	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Jun-08	302,965,217	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Jul-08	297,406,224	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Aug-08	291,938,407	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Sep-08	286,560,272	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Oct-08	281,270,346	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Nov-08	276,067,184	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-Dec-08	270,949,361	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Jan-09	265,915,479	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Feb-09	260,964,161	6.34	13,458,000	6.21	8,817,000	6.07	5,337,000	5.35
25-Mar-09	256,094,052	5.70	13,458,000	5.57	8,817,000	5.43	5,337,000	4.71
25-Apr-09	251,303,821	5.90	13,458,000	5.77	8,817,000	5.63	5,337,000	4.91
25-May-09	246,592,157	5.71	13,458,000	5.58	8,817,000	5.44	5,337,000	4.72
25-Jun-09	241,957,772	5.91	13,458,000	5.78	8,817,000	5.64	5,337,000	4.92
25-Jul-09	237,399,397	5.72	13,458,000	5.59	8,817,000	5.45	5,337,000	4.73
25-Aug-09	232,915,788	5.72	13,458,000	5.59	8,817,000	5.45	5,337,000	4.73
25-Sep-09	228,505,717	5.91	13,458,000	5.78	8,817,000	5.64	5,337,000	4.92
25-Oct-09	224,167,978	5.72	13,458,000	5.59	8,817,000	5.45	5,337,000	4.73
25-Nov-09	219,901,385	5.93	13,458,000	5.80	8,817,000	5.66	5,337,000	4.94

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

25-Dec-09	215,704,770	5.73	13,458,000	5.60	8,817,000	5.46	5,337,000	4.74
25-Jan-10	211,576,987	5.73	13,458,000	5.60	8,817,000	5.46	5,337,000	4.74
25-Feb-10	207,516,906	6.37	13,458,000	6.24	8,817,000	6.10	5,337,000	5.38
25-Mar-10	203,523,417	5.73	13,458,000	5.60	8,817,000	5.46	5,337,000	4.74
25-Apr-10	199,595,427	5.93	13,458,000	5.80	8,817,000	5.66	5,337,000	4.94
25-May-10	195,783,295	5.73	13,438,754	5.60	8,804,391	5.46	5,329,368	4.74
25-Jun-10	192,572,139	5.93	13,218,337	5.80	8,659,985	5.66	5,241,958	4.94
25-Jul-10	189,413,651	5.73	13,001,535	5.60	8,517,948	5.46	5,155,981	4.74
25-Aug-10	186,306,968	5.73	12,788,290	5.60	8,378,240	5.46	5,071,415	4.74
25-Sep-10	183,251,093	5.94	12,578,532	5.81	8,240,817	5.67	4,988,232	4.95
25-Oct-10	180,245,342	5.74	12,372,214	5.61	8,105,648	5.47	4,906,413	4.75
25-Nov-10	177,288,892	5.94	12,169,280	5.81	7,972,696	5.67	4,825,936	4.95
25-Dec-10	174,380,933	5.81	11,969,675	5.68	7,841,925	5.54	4,746,779	4.82
25-Jan-11	171,520,671	5.86	11,773,344	5.73	7,713,299	5.59	4,668,921	4.87
25-Feb-11	168,707,324	6.53	11,580,233	6.40	7,586,782	6.26	4,592,339	5.54
25-Mar-11	165,940,121	5.88	11,390,290	5.75	7,462,341	5.61	4,517,014	4.89
25-Apr-11	163,218,307	6.10	11,203,462	5.97	7,339,941	5.83	4,442,924	5.11
25-May-11	160,541,136	5.91	11,019,698	5.78	7,219,548	5.64	4,370,050	4.92
25-Jun-11	157,907,877	6.14	10,838,949	6.01	7,101,130	5.87	4,298,370	5.15
25-Jul-11	155,317,808	5.97	10,661,164	5.84	6,984,655	5.70	4,227,867	4.98
25-Aug-11	152,770,223	5.97	10,486,295	5.84	6,870,090	5.70	4,158,520	4.98
25-Sep-11	150,264,423	6.18	10,314,295	6.05	6,757,404	5.91	4,090,310	5.19
25-Oct-11	147,799,724	6.00	10,145,115	5.87	6,646,566	5.73	4,023,219	5.01
25-Nov-11	145,375,451	6.26	9,978,711	6.13	6,537,546	5.99	3,957,228	5.27
25-Dec-11	142,990,941	6.05	9,815,036	5.92	6,430,314	5.78	3,892,320	5.06
25-Jan-12	140,645,543	6.05	9,654,046	5.92	6,324,842	5.78	3,828,477	5.06
25-Feb-12	138,338,614	6.49	9,495,696	6.36	6,221,099	6.22	3,765,680	5.50
25-Mar-12	136,069,524	6.05	9,339,943	5.92	6,119,058	5.78	3,703,914	5.06
25-Apr-12	133,837,652	6.26	9,186,745	6.13	6,018,690	5.99	3,643,161	5.27
25-May-12	131,642,387	6.06	9,036,060	5.93	5,919,969	5.79	3,583,404	5.07
25-Jun-12	129,483,129	6.27	8,887,847	6.14	5,822,867	6.00	3,524,628	5.28
25-Jul-12	127,359,288	6.06	8,742,064	5.93	5,727,358	5.79	3,466,815	5.07
25-Aug-12	125,270,283	6.06	8,598,673	5.93	5,633,415	5.79	3,409,951	5.07
25-Sep-12	123,215,541	6.27	8,457,633	6.14	5,541,013	6.00	3,354,019	5.28
25-Oct-12	121,194,502	6.06	8,318,907	5.93	5,450,127	5.79	3,299,005	5.07
25-Nov-12	119,206,613	6.27	8,182,457	6.14	5,360,731	6.00	3,244,893	5.28
25-Dec-12	117,251,329	6.15	8,048,244	6.02	5,272,802	5.88	3,191,669	5.16
25-Jan-13	115,328,116	6.24	7,916,233	6.11	5,186,315	5.97	3,139,318	5.25
25-Feb-13	113,436,448	6.97	7,786,387	6.84	5,101,246	6.70	3,087,825	5.98
25-Mar-13	111,575,807	6.27	7,658,671	6.14	5,017,573	6.00	3,037,177	5.28
25-Apr-13	109,745,685	6.54	7,533,050	6.41	4,935,273	6.27	2,987,360	5.55
25-May-13	107,945,581	6.36	7,409,489	6.23	4,854,322	6.09	2,938,359	5.37
25-Jun-13	106,175,003	6.61	7,287,954	6.48	4,774,699	6.34	2,890,163	5.62
25-Jul-13	104,433,466	6.41	7,168,414	6.28	4,696,382	6.14	2,842,757	5.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

25-Aug-13	102,720,494	6.41	7,050,834	6.28	4,619,349	6.14	2,796,129	5.42
25-Sep-13	101,035,618	6.63	6,935,182	6.50	4,543,580	6.36	2,750,265	5.64
25-Oct-13	99,378,378	6.45	6,821,428	6.32	4,469,054	6.18	2,705,154	5.46
25-Nov-13	97,748,321	6.72	6,709,539	6.59	4,395,750	6.45	2,660,782	5.73

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

Filed Pursuant to Rule 433
Registration Statement No. 333-129452
HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Exhibit II
Available Funds Cap Schedule

Distribution Date	Class A-1 Effective Coupon	Class A-2 Effective Coupon	Class M-1 Effective Coupon	Class M-2 Effective Coupon	Class B-1 Effective Coupon
25-Dec-06	5.50	5.55	5.65	5.80	6.52
25-Jan-07	11.50	11.50	11.50	11.50	11.50
Thereafter	11.50	11.50	11.50	11.50	11.50

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Exhibit III- Price/Yield Tables

Class A-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	6.90	4.69	3.43	2.67	2.14	1.25	0.95
Prin. Start Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
Prin. End Date	11/25/2020	10/25/2016	2/25/2014	7/25/2012	6/25/2011	8/25/2009	12/25/2008
Prin. Window Len	168	119	87	68	55	33	25
Yield	5.64	5.64	5.64	5.64	5.64	5.64	5.64

Class A-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	6.90	4.69	3.43	2.67	2.14	1.25	0.95
Prin. Start Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
Prin. End Date	11/25/2020	10/25/2016	2/25/2014	7/25/2012	6/25/2011	8/25/2009	12/25/2008
Prin. Window Len	168	119	87	68	55	33	25
Yield	5.70	5.70	5.70	5.69	5.69	5.69	5.69

Class M-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	11.59	7.97	5.82	4.60	3.90	2.74	2.07
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	1/25/2010	8/25/2009	12/25/2008
Prin. End Date	11/25/2020	10/25/2016	2/25/2014	7/25/2012	6/25/2011	8/25/2009	12/25/2008
Prin. Window Len	90	68	50	32	18	1	1
Yield	5.80	5.80	5.80	5.80	5.80	5.80	5.80

Class M-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	11.59	7.97	5.82	4.59	3.88	2.74	2.07
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	12/25/2009	8/25/2009	12/25/2008
Prin. End Date	11/25/2020	10/25/2016	2/25/2014	7/25/2012	6/25/2011	8/25/2009	12/25/2008
Prin. Window Len	90	68	50	32	19	1	1
Yield	5.96	5.96	5.96	5.96	5.96	5.95	5.96

Class B-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	11.59	7.97	5.82	4.59	3.85	2.74	2.07
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	12/25/2009	8/25/2009	12/25/2008
Prin. End Date	11/25/2020	10/25/2016	2/25/2014	7/25/2012	6/25/2011	8/25/2009	12/25/2008
Prin. Window Len	90	68	50	32	19	1	1
Yield	6.71	6.71	6.71	6.70	6.70	6.70	6.71

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Class A-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	7.84	5.50	4.12	3.22	2.60	1.49	1.05
Prin. Start Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
Prin. End Date	1/25/2035	12/25/2031	8/25/2027	11/25/2023	1/25/2021	7/25/2015	5/25/2013
Prin. Window Len	338	301	249	204	170	104	78
Yield	5.66	5.66	5.67	5.67	5.67	5.67	5.65

Class A-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	7.84	5.50	4.12	3.22	2.60	1.49	1.05
Prin. Start Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
Prin. End Date	1/25/2035	12/25/2031	8/25/2027	11/25/2023	1/25/2021	7/25/2015	5/25/2013
Prin. Window Len	338	301	249	204	170	104	78
Yield	5.71	5.72	5.72	5.73	5.73	5.73	5.71

Class M-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.85	7.42	5.90	4.97	3.97	4.30
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	1/25/2010	4/25/2010	8/25/2010
Prin. End Date	2/25/2035	3/25/2032	10/25/2027	2/25/2024	3/25/2021	9/25/2015	6/25/2013
Prin. Window Len	261	253	214	171	135	66	35
Yield	5.81	5.82	5.83	5.83	5.83	5.85	5.88

Class M-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.85	7.42	5.89	4.95	3.78	3.70
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	12/25/2009	2/25/2010	4/25/2010
Prin. End Date	3/25/2035	4/25/2032	12/25/2027	3/25/2024	4/25/2021	9/25/2015	7/25/2013
Prin. Window Len	262	254	216	172	137	68	40
Yield	5.98	5.99	5.99	6.00	6.00	6.02	6.06

Class B-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.85	7.43	5.89	4.92	3.69	3.47
Prin. Start Date	6/25/2013	3/25/2011	1/25/2010	12/25/2009	12/25/2009	1/25/2010	2/25/2010
Prin. End Date	3/25/2035	5/25/2032	1/25/2028	4/25/2024	5/25/2021	10/25/2015	7/25/2013
Prin. Window Len	262	255	217	173	138	70	42
Yield	6.75	6.78	6.80	6.81	6.81	6.85	6.94

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Exhibit IV
Collateral Summary
Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	464,057,432	2,600	3,500,000
Average Scheduled Principal Balance	210,648
Number of Mortgage Loans	2,203

Weighted Average Gross Coupon	6.521%	4.750%	10.375%
Weighted Average Non-Zero FICO Score	730	443	817
Weighted Average Original LTV	83.33%	24.39%	100.04%
Weighted Average Indicative CLTV	87.33%	26.32%	100.04%
Weighted Average DTI	31.92%	0.00%	66.07%

Weighted Average Original Term	351	240	360
Weighted Average Stated Remaining Term	345	225	360
Weighted Average Seasoning	6	0	75

Weighted Average Gross Margin	2.355%	0.000%	4.750%
Weighted Average Minimum Interest Rate	2.355%	0.000%	4.750%
Weighted Average Maximum Interest Rate	12.849%	10.750%	16.000%
Weighted Average Initial Rate Cap	5.772%	0.000%	8.500%
Weighted Average Subsequent Rate Cap	2.000%	0.000%	2.000%
Weighted Average Months to Roll	69	1	120

Maturity Date		August 1, 2025	November 1, 2036
Maximum Zip Code Concentration	33928(1.57%)

ARM	100.00%
Fixed Rate	0.00%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Interest Only	100.00%	Single Family	30.32%
Weighted Average IO Term	120	2 - 4 Units	0.17%
Not Interest Only	0.00%	Condo	15.41%
		Planned Unit Development	53.54%
First Lien	93.09%	Townhouse	0.56%
Second Lien	6.91%
		Top 5 States:
Full Documentation	60.18%	Florida	52.05%
		Georgia	38.39%
Purchase	71.09%	North Carolina	8.04%
Cash Out Refinance	10.09%	South Carolina	0.72%
Rate/Term Refinance	14.75%	Colorado	0.37%
Construction-to-Perm *	4.08%

Primary	79.08%
Investment	3.23%
Second / Vacation	17.70%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 Month-LIBOR Interest Only	1	113,691	0.02	7.875	495	113,691	80.00	100.00
6 Month-LIBOR Interest Only	6	1,925,199	0.41	6.764	733	320,867	74.60	100.00
3/1 LIBOR Interest Only	41	10,799,844	2.33	6.085	743	263,411	82.60	58.97
3/6 LIBOR Interest Only	24	5,206,255	1.12	6.493	700	216,927	84.34	30.07
5/1 LIBOR Interest Only	252	76,696,170	16.53	6.338	735	304,350	86.87	73.40
5/6 LIBOR Interest Only	366	87,874,683	18.94	6.358	719	240,095	90.91	52.25
7/1 LIBOR Interest Only	318	104,781,464	22.58	6.416	738	329,501	85.49	57.99
7/6 LIBOR Interest Only	381	104,059,196	22.42	6.352	723	273,121	86.56	45.29
10/1 LIBOR Interest Only	82	31,528,568	6.79	6.336	730	384,495	82.35	75.63
10/6 LIBOR Interest Only	18	9,018,567	1.94	5.907	751	501,032	81.48	71.22
2nd Lien 5/6 LIBOR Interest Only	713	31,978,296	6.89	8.787	735	44,850	96.51	90.18
2nd Lien 6Month-LIBOR Interest Only	1	75,500	0.02	8.625	771	75,500	90.00	100.00
TOTAL	2,203	464,057,432	100	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
-50,000.00	515	15,625,059	3.37	8.817	733	30,340	95.69	92.16
50,000.01 - 100,000.00	196	14,010,838	3.02	8.363	732	71,484	94.23	80.92
100,000.01 - 150,000.00	310	39,418,356	8.49	6.691	725	127,156	93.04	74.57
150,000.01 - 200,000.00	313	54,832,493	11.82	6.489	724	175,184	91.99	64.07
200,000.01 - 250,000.00	221	49,211,749	10.60	6.493	733	222,678	91.05	59.68
250,000.01 - 300,000.00	156	42,728,477	9.21	6.336	723	273,900	88.52	57.74
300,000.01 - 350,000.00	110	35,738,180	7.70	6.265	724	324,893	88.89	64.26
350,000.01 - 400,000.00	81	30,631,806	6.60	6.232	737	378,170	85.24	62.80
400,000.01 - 450,000.00	70	29,867,139	6.44	6.341	727	426,673	86.27	47.19
450,000.01 - 500,000.00	62	29,317,137	6.32	6.330	727	472,857	86.40	35.37
500,000.01 - 550,000.00	40	21,055,376	4.54	6.351	740	526,384	87.28	45.07
550,000.01 - 600,000.00	35	20,091,764	4.33	6.531	720	574,050	88.56	37.04
600,000.01 - 650,000.00	34	21,687,158	4.67	6.140	722	637,858	83.07	44.37
650,000.01 - 700,000.00	5	3,466,550	0.75	6.298	740	693,310	81.21	20.19
700,000.01 - 750,000.00	8	5,861,029	1.26	5.814	729	732,629	76.78	62.28
750,000.01 - 800,000.00	8	6,203,997	1.34	6.099	757	775,500	79.63	100.00
800,000.01 - 850,000.00	6	4,987,850	1.07	6.148	714	831,308	79.93	33.31
850,000.01 - 900,000.00	5	4,366,143	0.94	5.574	730	873,229	80.31	60.14
900,000.01 - 950,000.00	4	3,712,282	0.80	6.187	713	928,070	86.15	74.86
950,000.01 - 1,000,000.00	13	12,881,448	2.78	5.923	758	990,881	68.06	69.34
1,000,000.01 - 1,100,000.00	2	2,115,500	0.46	6.312	784	1,057,750	67.97	100.00
1,100,000.01 - 1,200,000.00	1	1,200,000	0.26	6.125	773	1,200,000	80.00	100.00
1,200,000.01 - 1,300,000.00	1	1,218,350	0.26	6.000	743	1,218,350	93.04	100.00
1,300,000.01 - 1,400,000.00	2	2,744,750	0.59	7.174	640	1,372,375	67.79	100.00
1,400,000.01 - 1,500,000.00	1	1,500,000	0.32	7.000	817	1,500,000	75.00	0.00
1,500,000.01 +	4	9,584,000	2.07	7.037	760	2,396,000	62.08	82.43
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
4.501 - 5.000	2	499,500	0.11	4.809	777	249,750	79.70	100.00
5.001 - 5.500	136	48,718,450	10.50	5.416	737	358,224	78.68	79.31
5.501 - 6.000	439	134,379,326	28.96	5.842	735	306,103	81.06	67.75
6.001 - 6.500	318	90,838,928	19.57	6.279	733	285,657	85.86	65.76
6.501 - 7.000	352	88,501,079	19.07	6.824	728	251,424	94.43	44.15
7.001 - 7.500	164	44,843,220	9.66	7.291	720	273,434	97.60	28.61
7.501 - 8.000	80	19,404,463	4.18	7.777	701	242,556	87.26	48.79
8.001 - 8.500	237	15,494,724	3.34	8.358	728	65,379	93.93	64.47
8.501 - 9.000	267	13,050,631	2.81	8.757	733	48,879	97.24	88.13
9.001 +	208	8,327,112	1.79	9.480	702	40,034	97.00	77.70
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
First Lien	1,489	432,003,636	93.09	6.353	729	290,130	86.65	57.95
Second Lien	714	32,053,796	6.91	8.787	735	44,893	96.50	90.20
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	5	1,018,138	0.22	6.862	711	203,628	91.22	65.46
1.501 - 2.000	1	113,691	0.02	7.875	495	113,691	80.00	100.00
2.001 - 2.500	1,483	427,411,757	92.10	6.340	729	288,208	86.87	57.58
2.501 - 3.000	75	2,794,847	0.60	8.078	770	37,265	89.61	99.07
3.001 - 3.500	261	17,120,269	3.69	8.359	758	65,595	89.31	97.07
3.501 - 4.000	196	8,262,146	1.78	8.970	715	42,154	97.02	90.18
4.001 - 4.500	123	4,696,535	1.01	9.163	720	38,183	95.56	69.22
4.501 - 5.000	59	2,640,050	0.57	9.700	684	44,747	99.93	86.48
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.501 - 11.000	2	499,500	0.11	4.809	777	249,750	79.70	100.00
11.001 - 11.500	65	22,270,281	4.80	5.397	734	342,620	80.10	79.41
11.501 - 12.000	293	92,460,055	19.92	5.871	740	315,563	81.85	72.34
12.001 - 12.500	234	69,233,297	14.92	6.265	737	295,869	84.92	72.19
12.501 - 13.000	694	188,414,008	40.60	6.361	727	271,490	88.24	51.08
13.001 - 13.500	121	34,842,853	7.51	7.310	720	287,957	97.42	31.05
13.501 - 14.000	45	17,893,694	3.86	7.760	698	397,638	87.20	43.06
14.001 - 14.500	32	5,660,400	1.22	8.322	678	176,888	91.34	9.42
14.501 - 15.000	3	729,550	0.16	8.715	653	243,183	87.18	0.00
15.001 +	714	32,053,796	6.91	8.787	735	44,893	96.50	90.20
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	3	525,631	0.11	6.684	711	175,210	86.82	50.27
0.001 - 0.500	1	263,944	0.06	6.125	719	263,944	100.00	100.00
1.001 - 1.500	1	321,100	0.07	7.625	707	321,100	89.99	100.00
1.501 - 2.000	41	10,799,844	2.33	6.085	743	263,411	82.60	58.97
4.501 - 5.000	649	212,705,127	45.84	6.378	736	327,743	85.48	66.23
5.001 - 5.500	2	611,400	0.13	6.742	705	305,700	54.37	100.00
5.501 - 6.000	326	75,986,938	16.37	6.746	715	233,089	92.00	35.13
6.001 - 6.500	306	52,161,076	11.24	6.961	717	170,461	96.63	47.73
6.501 - 7.000	228	27,512,033	5.93	6.768	722	120,667	87.22	55.96
7.001 - 7.500	451	65,417,149	14.10	6.321	734	145,049	81.44	73.06
7.501 +	195	17,753,191	3.83	6.577	746	91,042	87.74	88.90
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	1,508	239,623,561	51.64	6.672	724	158,902	89.22	54.82
2.000	695	224,433,871	48.36	6.360	736	322,926	85.30	65.90
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
4.501 - 5.000	1	488,500	0.11	7.375	786	488,500	78.16	100.00
5.001 - 5.500	3	932,500	0.20	7.046	706	310,833	66.64	100.00
5.501 - 6.000	1,019	299,792,984	64.60	6.459	731	294,203	87.06	58.03
6.001 - 6.500	306	52,161,076	11.24	6.961	717	170,461	96.63	47.73
6.501 - 7.000	228	27,512,033	5.93	6.768	722	120,667	87.22	55.96
7.001 - 7.500	451	65,417,149	14.10	6.321	734	145,049	81.44	73.06
7.501 +	195	17,753,191	3.83	6.577	746	91,042	87.74	88.90
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
240	714	32,053,796	6.91	8.787	735	44,893	96.50	90.20
300	7	2,038,890	0.44	6.826	720	291,270	74.90	100.00
360	1,482	429,964,747	92.65	6.351	729	290,125	86.70	57.75
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
- 288	716	32,367,486	6.97	8.763	735	45,206	96.34	90.29
289 - 294	3	915,599	0.20	6.412	703	305,200	66.21	100.00
295 - 300	2	809,600	0.17	7.474	755	404,800	82.85	100.00
343 - 348	6	4,031,162	0.87	5.625	760	671,860	68.37	76.81
349 - 354	966	265,344,978	57.18	6.289	725	274,684	88.33	53.98
355 +	510	160,588,606	34.61	6.471	735	314,880	84.47	63.50
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
- 6	8	2,114,390	0.46	6.890	722	264,299	75.44	100.00
19 - 24	1	140,400	0.03	6.000	664	140,400	90.00	100.00
25 - 30	28	5,491,710	1.18	6.333	714	196,132	84.43	66.90
31 - 36	36	10,373,989	2.24	6.160	738	288,166	82.41	39.71
43 - 48	2	2,776,212	0.60	5.483	760	1,388,106	68.36	100.00
49 - 54	403	96,915,561	20.88	6.313	719	240,485	91.36	56.54
55 - 60	892	95,100,625	20.49	7.186	736	106,615	89.62	75.67
61 - 66	34	1,756,750	0.38	8.714	746	51,669	97.51	85.68
73 - 78	489	142,823,703	30.78	6.316	728	292,073	87.21	48.48
79 - 84	210	66,016,956	14.23	6.533	736	314,366	83.46	58.55
103 - 108	3	1,114,550	0.24	5.931	774	371,517	65.65	16.14
109 - 114	47	20,144,404	4.34	5.982	741	428,604	82.81	77.20
115 +	50	19,288,182	4.16	6.528	726	385,764	82.42	75.37
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Original LTV / CLTV	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
LTV (First Lien)	1,489	432,003,636	93.09	6.353	729	290,130	86.65	57.95
- 30.00	4	1,892,111	0.41	5.920	720	473,028	46.79	52.38
30.01 - 40.00	13	4,104,016	0.88	5.790	775	315,694	38.47	73.80
40.01 - 50.00	25	9,634,557	2.08	6.085	749	385,382	46.21	30.02
50.01 - 55.00	11	3,672,865	0.79	5.979	741	333,897	59.38	59.50
55.01 - 60.00	25	13,477,230	2.90	6.723	742	539,089	63.28	74.88
60.01 - 65.00	31	11,987,370	2.58	6.195	724	386,689	66.88	59.94
65.01 - 70.00	56	21,256,223	4.58	5.897	732	379,575	71.77	59.71
70.01 - 75.00	74	30,469,107	6.57	6.049	741	411,745	75.68	57.02
75.01 - 80.00	637	177,056,611	38.15	6.043	731	277,954	87.99	72.58
80.01 - 85.00	8	1,739,872	0.37	5.832	712	217,484	83.08	63.09
85.01 - 90.00	73	23,449,077	5.05	6.370	724	321,220	89.32	54.80
90.01 - 95.00	71	18,965,202	4.09	6.751	723	267,116	94.51	50.87
95.01 - 100.00	461	114,299,397	24.63	6.973	722	247,938	99.96	36.58
CLTV (Second Lien)	714	32,053,796	6.91	8.787	735	44,893	96.50	90.20
65.01 - 70.00	1	44,191	0.01	9.250	679	44,191	68.83	100.00
75.01 - 80.00	1	66,500	0.01	8.625	705	66,500	76.18	100.00
80.01 - 85.00	17	381,973	0.08	8.464	749	22,469	84.66	71.91
85.01 - 90.00	212	6,903,375	1.49	8.567	747	32,563	89.64	79.39
90.01 - 95.00	119	5,487,277	1.18	8.770	727	46,112	94.44	89.06
95.01 - 100.00	363	19,133,380	4.12	8.874	733	52,709	99.93	94.72
100.01 +	1	37,100	0.01	9.875	670	37,100	100.04	100.00
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

FICO Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
N/A	5	897,644	0.19	6.936	N/A	179,529	80.99	47.27
- 599	34	8,108,641	1.75	7.046	545	238,489	89.37	50.25
600 - 619	18	4,298,474	0.93	6.414	613	238,804	88.63	31.95
620. - 639	33	9,516,239	2.05	6.692	632	288,371	92.05	36.49
640 - 659	85	18,348,525	3.95	6.659	650	215,865	90.73	53.48
660 - 679	167	28,870,824	6.22	6.699	670	172,879	87.47	63.66
680 - 699	256	53,616,027	11.55	6.586	689	209,438	89.51	61.00
700 - 719	251	50,516,127	10.89	6.692	710	201,259	89.39	52.71
720 - 739	316	66,788,761	14.39	6.413	730	211,357	87.22	62.10
740 - 759	314	66,784,836	14.39	6.468	749	212,691	90.16	63.78
760 - 779	356	81,329,942	17.53	6.468	769	228,455	85.14	60.13
780 - 799	273	55,283,960	11.91	6.395	789	202,505	84.29	72.26
800 - 819	95	19,697,432	4.24	6.344	806	207,341	77.94	48.06
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Documentation	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	1,550	279,257,675	60.18	6.430	733	180,166	87.19	100.00
No Income/No Asset	11	2,322,600	0.50	7.980	656	211,145	88.74	0.00
No Ratio	23	6,318,784	1.36	7.009	681	274,730	84.22	0.00
Stated Income	573	163,445,566	35.22	6.646	730	285,245	88.71	0.00
Stated/Stated	26	8,086,802	1.74	6.575	680	311,031	72.98	0.00
Streamline Refinance	20	4,626,007	1.00	6.145	728	231,300	75.32	0.00
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Occupancy	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	149	14,971,916	3.23	7.359	722	100,483	86.62	54.99
Owner Occupied	1,677	366,961,732	79.08	6.437	728	218,820	86.57	65.93
Second Home	377	82,123,784	17.70	6.744	737	217,835	90.83	35.41
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2-4 Family	8	797,438	0.17	7.079	758	99,680	78.48	26.12
Condominium	407	71,508,896	15.41	6.779	730	175,698	91.15	39.92
Planned Unit Development	1,095	248,449,095	53.54	6.457	728	226,894	87.84	60.77
Single Family	677	140,712,509	30.32	6.504	732	207,847	84.45	69.64
Townhouse	16	2,589,494	0.56	6.349	747	161,843	91.49	59.00
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	152	46,801,166	10.09	6.008	729	307,902	75.63	68.28
Construction to Perm*	49	18,932,721	4.08	5.840	743	386,382	78.00	100.00
Purchase	1,769	329,896,904	71.09	6.697	728	186,488	92.09	55.34
Rate/Term Refinance	233	68,426,642	14.75	6.213	737	293,677	74.96	66.93
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18
*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Alabama	5	1,154,109	0.25	6.234	770	230,822	90.96	100.00
Colorado	4	1,718,000	0.37	6.918	695	429,500	98.85	49.07
Florida	958	241,541,457	52.05	6.547	729	252,131	85.23	51.20
Georgia	989	178,155,564	38.39	6.521	730	180,137	89.95	68.71
North Carolina	225	37,310,371	8.04	6.341	733	165,824	87.55	75.36
South Carolina	19	3,353,732	0.72	6.485	735	176,512	88.10	85.02
Tennessee	3	824,198	0.18	7.010	751	274,733	92.33	24.56
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Total Mortgage Loan Statistics (continued)

Back Ratio	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Non-Zero FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
-10.00	77	17,480,326	3.77	6.957	712	227,017	83.84	20.64
10.01 - 15.00	119	18,503,085	3.99	6.688	746	155,488	83.89	55.48
15.01 - 20.00	171	34,625,630	7.46	6.605	737	202,489	86.41	53.52
20.01 - 25.00	250	60,017,644	12.93	6.406	733	240,071	81.51	56.16
25.01 - 30.00	292	60,578,311	13.05	6.449	732	207,460	87.39	52.36
30.01 - 35.00	349	72,672,890	15.66	6.475	734	208,232	86.63	58.99
35.01 - 40.00	408	88,436,161	19.06	6.459	729	216,755	91.37	61.56
40.01 - 45.00	400	84,752,681	18.26	6.579	724	211,882	88.80	73.62
45.01 - 50.00	108	20,671,320	4.45	6.633	718	191,401	91.52	83.86
50.01 - 55.00	21	4,836,246	1.04	6.315	720	230,297	84.52	65.88
55.01 - 60.00	5	1,117,237	0.24	6.810	736	223,447	92.35	74.67
60.01 +	3	365,900	0.08	6.596	792	121,967	60.08	100.00
TOTAL	2,203	464,057,432	100.00	6.521	730	210,648	87.33	60.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

HomeBanc Mortgage Trust 2006-2
Publicly Offered Note Computational Materials: Term Sheet

Contact Information

MBS Trading

Paul Van Lingen	Tel: (212) 272-4976
Senior Managing Director	pvanlingen@bear.com

MBS Structuring

Doug Calamari	Tel: (212) 272-4976
Associate Director	dcalamari@bear.com

MBS Banking

Jeff Maggard	Tel: (212) 272-9457
Managing Director	jmaggard@bear.com

Deirdre Burke	Tel: (212) 272-7646
Vice President	dburke@bear.com

Ryan Bell	Tel: (212) 272-2533
Analyst	rbell@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	adward@bear.com

Rating Agencies

Leo Yioupis - S&P	Tel: (212) 438-1261
leo_yioupus@standardandpoors.com

Todd Swanson - Moody’s	Tel: (415) 274-1714
todd.swanson@moodys.com

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	November 20, 2006
This information is furnished to you solely by Bear, Stearns & Co. Inc. and not by the issuer of the securities or any of its affiliates. Bear, Stearns & Co. Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction. This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities in any state where the offer or sale is not permitted. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.